UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 1, 2004

Mercury Air Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7134	11-1800515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5456 McConnell Avenue, Los Angeles, California	90066

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 827-2737

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

     Effective November 1, 2004 Mercury Air Group, Inc. (the “Company”) and Bank of America, N. A. (the “Lender”) entered into the Letter of Credit and Reimbursement Agreement (the “Reimbursement Agreement”) whereby the Lender has issued an irrevocable direct pay letter of credit in the amount of $14,161,096.00 (the “LOC”) at the request of the Company to replace an irrevocable direct pay letter of credit, which was simultaneously cancelled, issued by Wells Fargo Bank, N.A. The LOC is issued as a credit enhancement for the Variable Rate Demand Airport Facilities Revenue Bonds, Series 1998 (Mercury Air Group, Inc. Project) (the “Bonds”) issued by the California Economic Development Financing Authority. As of November 1, 2004, the principal amount of the Bonds outstanding was $14,000,000.

     In addition to the issuance of the LOC, which was issued as part of the Loan Agreement dated as of July 29, 2004 by and among the Company and the Lender, as amended by the First Amendment to the Loan Agreement (the “B of A Loan Agreement”), the Reimbursement Agreement requires the Company to call for redemption $500,000 in principal of the Bonds on each of April and October 1 commencing on April 1, 2005.

     The Reimbursement Agreement is incorporated herein to this Form 8-K by reference and a copy of the Reimbursement Agreement is attached hereto as Exhibit 10.1. Pursuant to rules of the Securities and Exchange Commission all exhibits to the Reimbursement Agreement, including the letter of credit, will be furnished upon request.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number
10.1	Letter of Credit and Reimbursement Agreement dated as of November 1, 2004 between Mercury Air Group, Inc. and Bank of America, N.A. relating to $19,000,000 California Economic Development Financing Authority Variable Rate Demand Airport Facilities Revenue Bonds, Series 1998 (Mercury Air Group, Inc. Project).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY AIR GROUP, INC. (Registrant)
Date	November 3, 2004	/S/ Robert Schlax Robert Schlax Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Letter of Credit and Reimbursement Agreement dated as of November 1, 2004 between Mercury Air Group, Inc. and Bank of America, N.A. relating to $19,000,000 California Economic Development Financing Authority Variable Rate Demand Airport Facilities Revenue Bonds, Series 1998 (Mercury Air Group, Inc. Project).